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                                                                   Exhibit 10.13
                                                                  EXECUTION COPY


                             COAL HAULING AGREEMENT

                  COAL HAULING AGREEMENT dated as of May 6, 1999 (as amended, supplemented or otherwise modified from time to time, this "Agreement") among SOMERSET RAILROAD CORPORATION, a corporation organized and existing under the laws of the State of New York ("SRC"), AES NY3, L.L.C., a limited liability company organized and existing under the laws of the State of Delaware ("AES NY3"), and AES EASTERN ENERGY L.P., a limited partnership organized and existing under the laws of the State of Delaware ("AEE").

                               W I T N E S S E T H

                  WHEREAS, pursuant to the Lease (as defined in the Credit Agreement, as defined below), AEE is the lessee of an Undivided Interest in the Kintigh Station, which consists of a coal-fired, steam turbine generating unit with a generating capacity of 675 MW located near Barker, New York (the "Kintigh Facility");

                  WHEREAS, pursuant to certain separate leases, AEE is the lessee of an undivided interest in the Milliken Station, which consists of a coal-fired, steam turbine generating unit with a generating capacity of 306 MW located near Lansing, New York (the "Milliken Facility");

                  WHEREAS, AES NY3, as of the Effective Date (defined in Section 17 below), will be the owner of all of the issued and outstanding stock of SRC, and SRC is the owner of a rail line from Lockport, New York to the Kintigh Facility and rolling stock used on such line and to transport coal to the Milliken Facility (collectively, the "Railroad");

                  WHEREAS, AEE desires to have the Railroad transport coal and other materials between Lockport, New York and the Kintigh Facility and make its rail cars available to transport coal to the Milliken Facility; and
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                  WHEREAS, SRC is willing to transport coal and other materials between Lockport, New York and the Kintigh Facility and make its rail cars available to transport coal to the Milliken Facility;

                  WHEREAS, SRC proposes to repay certain existing indebtedness and to finance the operation of the Railroad by entering into the Credit Agreement, dated as of May 6, 1999, among SRC, CIBC, Inc., as Agent (the "Agent"), and the Banks from time to time signatories thereto (as amended, supplemented or modified from time to time, the "Credit Agreement");

                  WHEREAS, in connection with the Credit Agreement SRC has executed and delivered to the Agent, the Security Agreement (as defined in the Credit Agreement) granting for the purposes therein specified, inter alia, a security interest in and to the amounts payable by AEE to SRC hereunder; and

                  WHEREAS, pursuant to the Assignment and Consent to Assignment dated as of the date hereof among the parties hereto, the Owner Trust and the Agent, AEE has, subject to Section 14 hereof, assigned to the Owner Trust, and the Owner Trustee has simultaneously reassigned to AEE for the period prior to the expiration, or earlier termination, of the term of the Lease, a percentage undivided interest equal to the Undivided Interest in all of AEE's right, title and interest under this Agreement, and AEE has granted certain other rights to the Owner Trust, all as set forth therein;

                  NOW, THEREFORE, SRC and AEE agree as follows:

                  1. Definitions. Capitalized terms used in this Agreement, including the recitals, and not otherwise defined herein shall have the respective meanings set forth in Appendix A to the Participation Agreement (Kintigh A-1), dated as of May 1, 1999 (the "Participation Agreement"), among AEE, Kintigh Facility Trust A-1; as Owner Trust, DCC


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Project Finance Fourteen, Inc., as Owner Participant, and Bankers Trust Company,
as Indenture Trustee and Pass Through Trustee.

                  2. Railroad Services. SRC shall, subject to Section 4(a) of this Agreement, haul such quantities of coal and other materials as may be required from time to time by AEE (and, following the expiration or earlier termination of the Lease, the Owner Trust) for the Kintigh Facility, operated in accordance with the Operative Documents, and as may be within the capability of the Railroad, and make its rail cars available to transport coal to the Milliken Facility.

                  3. Payments. AEE shall pay to SRC in consideration for the undertaking of SRC set forth in Section 2 of this Agreement the amounts set forth below:

                  (a) Until the later of (i) the expiration of the Lease Term and (ii) the Repayment Date (as defined in the Credit Agreement), AEE shall pay to SRC such amounts from time to time as, when added to funds available to SRC from any other sources, will be at least sufficient but not more than required to enable SRC to pay, when due, all of its operating and other expenses, including without limitation all amounts which SRC may be required to pay on account of (A) all out of pocket costs of SRC, including an amount equal to all taxes (other than income taxes paid by a direct or indirect parent entity on a timely basis as part of a consolidated return but including any payment required to be made by SRC to such parent entity in respect of any taxes paid on behalf of SRC by such parent entity) imposed upon SRC by any Applicable Law, (B) interest on, and principal of, outstanding Indebtedness of SRC under the Credit Agreement or Indebtedness replacing, refinancing or rolling over the Indebtedness under the Credit Agreement or Indebtedness of SRC otherwise permitted pursuant to Section 6(c) hereof, (C) all fees, costs, expenses and other amounts payable by SRC under the Credit Agreement, the Fee Letter (as defined in the Credit Agreement) and the Loan Documents


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(as defined in the Credit Agreement) and in respect of Indebtedness replacing, refinancing or rolling over the Indebtedness under the Credit Agreement and in respect of Indebtedness otherwise permitted pursuant to Section 6(c) hereof and
(D) without duplication, capital expenditures necessary to permit SRC to continue to provide rail service to the Kintigh Facility and rail cars to the Kintigh Facility and the Milliken Facility in the ordinary course of its business, including, without limitation, capital expenditures for the replacement of existing rail cars, major maintenance activities and capital improvements necessary to provide rail service to the Kintigh Facility and rail cars to the Kintigh Facility and the Milliken Facility, and, with the written consent of the Owner Trustee, not to be unreasonably withheld or delayed, to be obtained at least ten (10) business days prior to such expenditure, capital expenditures necessary to provide rail service to new customers, incurred by SRC in connection with the Railroad.

                  (b) After the later of (i) the expiration of the Lease Term and (ii) the Repayment Date (as defined in the Credit Agreement), AEE (and, following the expiration or earlier termination of the Lease, the Owner Trust) shall pay to SRC an amount equal to the sum of (A)(1) all out of pocket costs of SRC (subject, upon request, to annual audit), including an amount equal to all taxes (other than income taxes paid by a direct or indirect parent entity on a timely basis as part of a consolidated return, but including any payments required to be made by SRC to such parent entity (excluding the Owner Trust) in respect of any taxes paid on behalf of SRC by such parent entity) imposed by any Applicable Law, plus (2) interest on, and principal of, any outstanding Indebtedness replacing or refinancing the Indebtedness under the Credit Agreement or any Indebtedness of SRC otherwise permitted pursuant to Section 6(c) hereof, plus (3) all fees, costs, expenses and other amounts payable by SRC in respect of Indebtedness replacing or refinancing the Indebtedness under the Credit Agreement and in respect of Indebtedness otherwise permitted pursuant to
Section 6(c)


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hereof plus (4) without duplication, capital expenditures necessary to permit
SRC to continue to provide rail service to the Kintigh Facility and rail cars to the Kintigh Facility and the Milliken Facility in the ordinary course of its business, including, without limitation, capital expenditures for the replacement of existing rail cars, major maintenance activities and capital improvements necessary to provide rail service to the Kintigh Facility and rail cars to the Kintigh Facility and the Milliken Facility, and, with the written consent of the Owner Trust, not to be unreasonably withheld or delayed, to be obtained at least ten (10) business days prior to such expenditure, capital expenditures necessary to provide rail service to new customers, incurred by SRC in connection with the Railroad, plus (B) a premium equal to 3% of the amounts payable under clause (A) above.

                  4. Governmental Authorizations. (a) The performance by SRC of its obligations hereunder shall be subject to the receipt and continued effectiveness of all authorizations of regulatory authorities as are necessary to permit SRC to perform its obligations hereunder, including the receipt and continued effectiveness of all regulatory authorizations as are necessary to permit SRC to haul such quantities of coal and other materials as provided in
Section 2 hereof on the Railroad. SRC agrees to use all commercially reasonable efforts to ensure that all such authorizations of regulatory authorities are secured and maintained in the name of SRC, effective at all times.

                  (b) At all times prior to the later of (i) the expiration of the Lease Term and (ii) the Repayment Date (as defined in the Credit Agreement), AEE shall, to the extent permitted by law, be obligated to perform its obligations hereunder whether or not (a) SRC or AES NY3 shall have received all authorizations necessary to permit it to perform its obligations hereunder, (b) any such authorizations shall at any time in question be in effect, (c) SRC or AES NY3, as applicable, at any time in question, shall have performed its obligations or covenants hereunder,


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(d) the representations and warranties of SRC or AES NY3 hereunder are true at any time in question, or (e) SRC shall have suspended performance of its obligations pursuant to the last sentence of this Section 4(b) or for any other reason whatsoever. SRC may, from time to time, in its sole discretion, suspend performance of any of its obligations hereunder during any period that AEE does not perform its obligations under Section 3 hereof.

                  5. Representations and Warranties. Each of the parties hereto represents and warrants as to itself that as of the date hereof:

                  (a) It is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and has all requisite power and authority to enter into and perform its obligations under this Agreement.

                  (b) The execution, delivery and performance by it of this Agreement and the compliance by it with the terms and provisions hereof have been duly authorized by all necessary action of such party.

                  (c) Assuming the due authorization, execution and delivery by each other party hereto, this Agreement constitutes the legal, valid and binding obligations of such party, enforceable against such party in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, arrangement, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity.

                  (d) The execution, delivery and performance by it of this Agreement, the consummation by it of the transactions contemplated hereby, and compliance by it with the terms and provisions hereof do not and will not (i) conflict with or result in any breach of any agreement to which it is a party,
(ii) conflict with any Applicable Law which could reasonably be expected to have a material


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adverse effect, (iii) conflict with the limited liability company agreement, partnership agreement or organizational documents of such party, (iv) result in the creation of any Lien (except, in the case of AEE, Permitted Liens and, in the case of AES NY3 and SRC, Permitted Liens (as defined in the Credit Agreement)) upon any of the properties or assets of such party pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or any other agreement, contract or instrument to which such party is a party or by which any of its properties or assets are bound.

                  (e) No material authorization or approval or other action by, or notice to or filing or registration with, any Governmental Entity is required for the due execution, delivery and performance by such party of this Agreement, other than any authorization or approval or other action or notice or filing as has been duly obtained, taken or given.

                  (f) It is in compliance with all Applicable Laws, and it has not received any notice from any Governmental Entity of non-compliance with the need to perform any work, make repairs or make any capital improvements in order to comply with, or the imposition or threat of imposition of penalties under, Applicable Laws, except where such non-compliance could not reasonably be expected to have a material adverse effect.

                  (g) In the case of SRC and AES NY3 only, it will be, as of the Effective Date (as defined in Section 17 below) an indirect wholly owned subsidiary of The AES Corporation.

                  (h) In the case of SRC only, it is the lawful owner of, and has all right, title and interest or an easement granting exclusive possession in, and to (subject to the Mortgage, the Railcar Mortgage and the Security Agreement (each as defined in the Credit Agreement)), the Railroad (including, without limitation, all property, real, personal and mixed, all rights of way, lands, fixtures,


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structures, tenements and hereditaments of whatever kind or description)
necessary to perform its obligations hereunder.

                  6. Covenants of SRC. SRC hereby covenants and agrees that:

                  (a) It shall comply in all material respects with Applicable Laws in the conduct of its business and the performance of its obligations hereunder.

                  (b) It shall promptly notify AEE, the Owner Trust (in accordance with the provisions of the Trust Agreement) and the Agent of the imposition of any Lien directly or indirectly created, incurred, assumed or suffered to exist by SRC on or with respect to its properties or assets, except Permitted Liens and, prior to the Repayment Date, Permitted Liens (as defined in the Credit Agreement), and shall promptly, at its own expense, take such action as may be necessary to fully discharge or release any such Lien; provided that, notwithstanding the foregoing, without the prior written consent of the Agent, SRC shall not, prior to the Repayment Date (as defined in the Credit Agreement), create, incur, assume or suffer to exist any Liens on its properties or assets except Permitted Liens (as defined in the Credit Agreement).

                  (c) It will not create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness, except for (i) Indebtedness under the Credit Agreement, (ii) Indebtedness replacing, refinancing or rolling over the Indebtedness under the Credit Agreement, provided that the principal amount of Indebtedness referenced in this clause (ii) shall not exceed the principal amount of Indebtedness under the Credit Agreement, and (iii) other Indebtedness, so long as the sum of such other Indebtedness plus the aggregate outstanding Permitted Indebtedness of AEE does not exceed the aggregate limit of Permitted Indebtedness set forth in all of the Participation Agreements; provided that, nothing herein shall restrict or prevent SRC from entering into


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operating leases for rail cars from time to time; and provided further that, notwithstanding the foregoing, without the prior written consent of the Required Banks in accordance with (and as defined in) the Credit Agreement, SRC shall not, prior to the Repayment Date (as defined in the Credit Agreement), create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness or enter into any operating leases for rail cars, except for Indebtedness or operating leases permitted under the Credit Agreement; and provided further that, except for the Indebtedness referred to in clauses (c)(i) and (ii) of this Section 6, Indebtedness to finance the purchase of rail cars to provide rail service to the Kintigh Facility and the Milliken Facility and operating leases for rail cars, it will not incur any Indebtedness or enter into any operating leases at any time without the prior written consent (which consent is not to be unreasonably withheld or delayed in the case of Indebtedness to finance capital expenditures or operating leases necessary to provide rail service to new customers and in all other cases such consent to be given or withheld in the sole discretion of the Owner Trust), to be obtained at least ten (10) business days prior to the entering into of any such Indebtedness or operating leases, of the Owner Trust.

                  (d) It will not consolidate or merge with or into any other Person.

                  (e) It will not engage in any business other than the ownership, operation and maintenance of the Railroad and the incurrence of capital expenditures in connection with the Railroad; provided that, notwithstanding the foregoing, without the prior written consent of the Required Banks in accordance with (and as defined in) the Credit Agreement, SRC shall not, prior to the Repayment Date (as defined in the Credit Agreement), incur any capital expenditures except for capital expenditures permitted under the Credit Agreement; and provided further that, except for capital expenditures financed through Indebtedness permitted under Section 6(c) hereof for which consent of the Owner Trust is


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not required and capital expenditures financed through additional equity contributions, it will not incur capital expenditures without the prior written consent (which consent is not to be unreasonably withheld or delayed in the case of capital expenditures necessary to provide rail service to the new customers and in all other cases such consent to be given or withheld in the sole discretion of the Owner Trust), to be obtained at least ten (10) business days prior to such expenditure, of the Owner Trust.

                  (f) It will not sell, license, transfer or otherwise dispose of any asset or any interest therein, except for the disposition of (i) any obsolete or retired property not used or useful in its business or (ii) any used assets for fair value in the ordinary course of business, provided that the Net Cash Proceeds (as defined in the Credit Agreement as of the date hereof) thereof are promptly applied to acquire comparable assets to be used in the ordinary course of its business.

                  (g) It will cause the Railroad to be operated in compliance in all material respects with Applicable Law and in a commercially reasonable manner.

                  (h) On or prior to the fifteenth anniversary of the date hereof, it will ensure that it is not, directly or indirectly, obligated with respect to any Indebtedness under any replacement, refinancing, extension or rollover of the Indebtedness under the Credit Agreement (it being understood and acknowledged that this clause (h) shall not be construed as changing, modifying or extending in any manner the Repayment Date under (and as defined in) the Credit Agreement).

                  (i) It will maintain and repair the Railroad as necessary to ensure its proper use and operation.

                  7. Covenants of AES NY3. AES NY3 hereby covenants and agrees that:


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                  (a) Subject to the rights and remedies of the Secured Party under (and as defined in) the Pledge Agreement (as defined in the Credit Agreement) it shall maintain ownership of all of the issued and outstanding shares of SRC, and shall not create, incur, assume or suffer to exist any Liens on the shares of SRC, except for Permitted Liens and, prior to the Repayment Date, Liens created or permitted under the Loan Documents (as defined in the Credit Agreement); provided that, notwithstanding the foregoing, without the prior written consent of the Required Banks in accordance with (and as defined in) the Credit Agreement, AES NY3 shall not, prior to the Repayment Date (as defined in the Credit Agreement), create, incur, assume or suffer to exist any Liens on the shares of SRC, except for Liens created or permitted under the Loan Documents (as defined in the Credit Agreement).

                  (b) It will not (i) permit SRC to create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness, except to the extent permitted pursuant to Section 6(c) above, or (ii) create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness, except for Permitted Indebtedness.

                  (c) It will not (i) permit SRC to engage in any business other than as permitted pursuant to Section 6(e) hereof, or (ii) engage in any business other than the ownership of the shares of SRC.

                  (d) It will, at all times after the Repayment Date (as defined in the Credit Agreement) but before the expiration of the Lease Term, deposit any and all of its net revenues with the Depositary Agent in accordance with, and to the extent required by, the Depositary Agreement.

                  8. Term. This Agreement shall terminate upon later of (i) the expiration of the Site Lease Term and (ii) the Repayment Date (as defined in the Credit Agreement).


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                  9. Setoff. At all times prior to the later of (i) the
expiration of the Lease Term and (ii) the Repayment Date (as defined in the Credit Agreement), AEE's obligation to make payments to SRC hereunder shall be absolute and unconditional under any and all circumstances, including without limitation, the existence of any Indebtedness now or at any time hereafter payable or owing by SRC to AEE or the existence of any setoff, counterclaim, recoupment, defense or other right or claim which AEE may at any time have or have had against SRC. At all times prior to the later of (i) the expiration of the Lease Term and (ii) the Repayment Date (as defined in the Credit Agreement), AEE hereby expressly waives such right of setoff, counterclaim or recoupment, each such defense and any other such right or claim. After the later of (i) the expiration of the Lease Term and (ii) the Repayment Date (as defined in the Credit Agreement), AEE shall have the right to setoff against any amounts owing by AEE to SRC, any amounts owed by SRC to AEE.

                  10. Governing Law; Judicial Proceedings; Waiver of Jury Trial.
(a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

                  (b) Any judicial proceedings brought against AEE, SRC or AES NY3 by AEE, SRC or AES NY3 with respect to any Loan Document Related Claim (as defined in the Credit Agreement) shall be brought in any court of competent jurisdiction in the City of New York, and, by execution and delivery of this Agreement, AEE, SRC and AES NY3 (i) accept, generally and unconditionally, the exclusive jurisdiction of such courts and any related appellate court and irrevocably agree to be bound by any judgment rendered thereby in connection with any Loan Document Related Claim (as defined in the Credit Agreement) and
(ii) irrevocably waive any objection it may now or hereafter have as to the venue of any such proceeding brought in such a court or that such a court is an inconvenient forum. AEE, SRC and AES NY3 hereby waive personal service of process and consent that service of process upon it may be made by certified or registered


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mail, return receipt requested, at its address specified or determined in accordance with the provisions of, in the case of SRC, Section 10.01(a)(ii) of the Credit Agreement and, in the case of AEE, Section 10 of the Consent to Assignment (as defined in the Credit Agreement) and, in the case of AES NY3,
Section 5.20(a)(ii) of the Pledge Agreement (as defined in the Credit Agreement), and service so made shall be deemed completed on the third Business Day after such service is deposited in the mail. Nothing herein shall affect the right of any Person to serve process in any other manner permitted by law. AEE, SRC AND AES NY3 HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING ANY LOAN DOCUMENT RELATED CLAIM (AS DEFINED IN THE CREDIT AGREEMENT).

                  11. Waivers; Amendments. Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement in writing executed by SRC and AEE, and consented to in writing by the Agent under the Credit Agreement.

                  12. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto relative to the subject matter hereof. Any previous agreement among the parties hereto with respect to the subject matter hereof is superseded by this Agreement.

                  13. Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby.

                  14. Assignment. None of the parties hereto may assign their rights or obligations under this Agreement to any third party without the prior written approval of the other parties hereto; provided that without the consent of the other parties hereto (i) SRC may assign or create a Lien over its rights under this Agreement in favor of the Lenders under the Credit Agreement and (ii) AEE may, subject to the


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assignment and Lien of SRC's rights hereunder in accordance with the Loan
Documents (as defined in the Credit Agreement), assign or create a Lien over its rights under this Agreement in favor of the Owner Trust.

                  15. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.

                  16. 49 U.S.C. Section 10709. This Agreement is made pursuant to 49 U.S.C. Section 10709.

                  17. Effective Date. This Agreement shall not be effective until AES NY3 shall have purchased all of the issued and outstanding shares of SRC in accordance with the Asset Purchase Agreement (such date, the "Effective Date").


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                  IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be executed as of the date and year first above written.

                                 SOMERSET RAILROAD CORPORATION,


                                 By: _________________________
                                     Name:
                                     Title:


                                 AES EASTERN ENERGY L.P.


                                 By: _________________________
                                     Name:
                                     Title:


                                 AES NY3, L.L.C.


                                 By: _________________________
                                     Name:
                                     Title:


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